EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205320) pertaining to the Gannett Co., Inc. 2015 Deferred Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-205321) pertaining to the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-205322) pertaining to the Gannett Co., Inc. 401(k) Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-217897) pertaining to the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-220695) pertaining to the Gannett Co., Inc. 401(k) Savings Plan,

(6)	Registration Statement (Form S-8 No. 333-224852) pertaining to the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan and

(7)	Registration Statement (Form S-3ASR No. 333-205323) of Gannett Co., Inc.;

of our reports dated February 27, 2019, with respect to the consolidated financial statements of Gannett Co., Inc. and the effectiveness of internal control over financial reporting of Gannett Co., Inc. included in this Annual Report (Form 10-K) of Gannett Co., Inc. for the year ended December 31, 2018.

/s/ Ernst & Young

Tysons, Virginia

February 27, 2019